Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Second-Quarter 2025 Results

●	Reports second-quarter GAAP revenues of $62 million, exceeding guidance and up 7% versus prior year, excluding results from divested automation unit
●	Reports second-quarter GAAP net income of $2.2 million, GAAP EPS of $0.04 and adjusted EPS of $0.08
●	Reports second-quarter adjusted EBITDA of $8.3 million, up 17% versus prior year
●	Generates $12 million in cash from operations, up from $2.2 million in prior year
●	Agrees to acquire Martino & Partners, a strategic advisory firm serving clients in Italy
●	Declares third-quarter dividend of $0.045 per share, payable September 26, 2025, to shareholders of record as of September 5, 2025
●	Sets third-quarter guidance: revenues between $60.5 million and $61.5 million and adjusted EBITDA between $7.5 million and $8.5 million

STAMFORD, Conn., August 6, 2025 ― Information Services Group (ISG) (Nasdaq: III), a global AI-centered technology research and advisory firm, today announced financial results for the second quarter ended June 30, 2025.

“ISG delivered an excellent second quarter, underscoring our momentum as an AI-centered firm with strong, trusted client relationships,” said Michael P. Connors, chairman and CEO. “Excluding our divested automation unit, Q2 revenues were up 7 percent, led by our surging Americas business, up 16 percent. Our adjusted EBITDA was up 17 percent, with our adjusted EBITDA margin up more than 200 basis points. And we achieved strong operating cash flow of $12 million, one of our best quarters ever for cash generation.

“For the first half of 2025, adjusted EBITDA was nearly $16 million, up 36 percent from the prior year, and our adjusted EBITDA margin was up nearly 400 basis points, reflecting our improved global business mix and strong execution of our business strategy.”

Connors said ISG is well positioned to compete in a business environment where uncertainty “has become the norm.”

“Enterprises remain cautious about tech spending in general but continue to leverage technology for cost optimization while moving forward aggressively to modernize their infrastructure as they prepare for broad adoption of AI,” Connors said. “These trends are right in ISG’s sweet spot. Our AI-centered positioning, investment in expanded AI capabilities and long-term focus on operational excellence continue to resonate with our client base. We are well positioned for success.”

ISG Agrees to Acquire Martino & Partners

ISG has signed a definitive agreement to acquire Martino & Partners, a highly respected strategic advisory firm serving public and private sectors clients in Italy. The transaction is expected to close in early September.

The addition of Milan-based Martino & Partners will expand ISG’s client base, geographic footprint and capabilities in Italy, including AI, in a market with emerging growth potential fueled by European Union-funded technology modernization programs and a focus on AI and cost optimization.

“This acquisition represents a further investment in our European business and expands our addressable market in Italy, where we see an emerging growth opportunity,” said Connors. “Martino & Partners brings more than 20 new clients to ISG Italy; expands our public sector reach beyond the central government to serve municipal entities, and gives us a strong presence in northern Italy, where many leading commercial enterprises are located.”

Second-Quarter 2025 Results

Reported revenues for the second quarter were $61.6 million, down 4 percent from $64.3 million in the prior year. Excluding second-quarter 2024 results from ISG’s automation unit, which the firm divested on October 1, 2024, revenues were up 7 percent. Currency translation positively impacted reported revenues by $0.8 million versus the prior year.

Excluding second-quarter 2024 automation results, revenues were $39.5 million in the Americas, up 16 percent versus the prior year, and down 1 percent on a reported basis. Revenues in Europe were $16.6 million, down 7 percent, excluding automation results, and down 12 percent on a reported basis, and Asia Pacific revenues were $5.4 million, down 1 percent on a reported basis, all versus the prior year.

ISG reported second-quarter operating income of $4.7 million, compared with operating income of $3.7 million in the prior year. Reported second-quarter net income was $2.2 million, compared with net income of $2.0 million in the prior year. Fully diluted income per share was $0.04, compared with income per fully diluted share of $0.04 in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $4.1 million, or $0.08 per share on a fully diluted basis, compared with adjusted net income of $3.8 million, or $0.08 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.3 million, up 17 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 13.5 percent, up 241 basis points from 11.1 percent in the prior year.

Other Financial and Operating Highlights

ISG generated $11.9 million of cash from operations in the second quarter, compared with generating $2.2 million of cash in the second quarter last year. The firm’s cash balance totaled $25.2 million at June 30, 2025, up 25 percent from $20.1 million at March 31, 2025.

During the second quarter, ISG paid dividends of $2.4 million and repurchased $4.0 million of shares.

2025 Third-Quarter Revenue and Adjusted EBITDA Guidance

“ISG is well positioned for continuing success, with a mix of cost optimization, research and digital transformation platforms and services focused on AI that meet the needs of the market,” Connors said. “For the third quarter, ISG is targeting revenues of between $60.5 million and $61.5 million and adjusted EBITDA of between $7.5 million and $8.5 million. We will continue to monitor the macro environment, including the impact of tariffs, FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a third-quarter dividend of $0.045 per share, payable on September 26, 2025, to shareholders of record as of September 5, 2025.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, August 7, 2025, to discuss the company’s second-quarter results. The call can be accessed by dialing +1 (800) 715-9871; or, for international callers, by dialing +1 (646) 307-1963. The access code is 9414856. A recording of the conference call will be accessible on ISG’s investor relations page for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; (14) engagements may be terminated, delayed or reduced in scope by clients; (15) the effect of the divestiture of the automation unit on ISG’s relationships with its customers and suppliers and on its retained business generally; (16) the success of ISG’s focus on AI advisory and AI-powered platforms; (17) changes to trade policy, and (18) potential employment-related claims. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2025, and June 30, 2024. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition- and disposition-related costs and severance, integration and other expense on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-

over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Nasdaq: III) is a global AI-centered technology research and advisory firm. A trusted partner to more than 900 clients, including 75 of the world’s top 100 enterprises, ISG is a long-time leader in technology and business services that is now at the forefront of leveraging AI to help organizations achieve operational excellence and faster growth. The firm, founded in 2006, is known for its proprietary market data, in-depth knowledge of provider ecosystems, and the expertise of its 1,600 professionals worldwide working together to help clients maximize the value of their technology investments.

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$61,565	$64,263	$121,148	$128,532
Operating expenses
Direct costs and expenses for advisors	35,591	38,908	69,518	79,954
Selling, general and administrative	20,144	20,083	41,299	44,171
Depreciation and amortization	1,165	1,622	2,270	3,127
Operating income	4,665	3,650	8,061	1,280
Interest income	37	222	92	479
Interest expense	(1,046)	(1,568)	(2,102)	(3,068)
Foreign currency transaction (loss) gain	(96)	13	(93)	6
Income (loss) before taxes	3,560	2,317	5,958	(1,303)
Income tax provision	1,377	279	2,287	48
Net income (loss)	$2,183	$2,038	$3,671	$(1,351)

Weighted average shares outstanding:
Basic	48,274	48,798	48,322	48,645
Diluted	50,129	49,577	50,190	48,645

Earnings (loss) per share:
Basic	$0.05	$0.04	$0.08	$(0.03)
Diluted	$0.04	$0.04	$0.07	$(0.03)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income (loss)	$2,183	$2,038	$3,671	$(1,351)
Plus:
Interest expense (net of interest income)	1,009	1,346	2,010	2,589
Income tax provision	1,377	279	2,287	48
Depreciation and amortization	1,165	1,622	2,270	3,127
Interest accretion associated with contingent consideration	9	31	20	57
Acquisition and disposition-related costs (1)	123	—	203	25
Severance, integration and other expense	332	698	715	3,677
Foreign currency transaction loss (gain)	96	(13)	93	(6)
Non-cash stock compensation	2,004	1,112	4,424	3,361
Adjusted EBITDA	$8,298	$7,113	$15,693	$11,527

Net income (loss)	$2,183	$2,038	$3,671	$(1,351)
Plus:
Non-cash stock compensation	2,004	1,112	4,424	3,361
Intangible amortization	318	738	637	1,492
Interest accretion associated with contingent consideration	9	31	20	57
Acquisition and disposition-related costs (1)	123	—	203	25
Severance, integration and other expense	332	698	715	3,677
Foreign currency transaction loss (gain)	96	(13)	93	(6)
Tax effect (2)	(922)	(821)	(1,949)	(2,754)
Adjusted net income	$4,143	$3,783	$7,814	$4,501

Weighted average shares outstanding:
Basic	48,274	48,798	48,322	48,645
Diluted	50,129	49,577	50,190	48,645

Adjusted earnings per share:
Basic	$0.09	$0.08	$0.16	$0.09
Diluted	$0.08	$0.08	$0.16	$0.09

(1)	Consists of expenses from acquisition and disposition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	June 30, 2025	Three Months Ended	currency	June 30, 2024
	June 30, 2025	impact	Adjusted	June 30, 2024	impact	Adjusted
Revenue	$61,565	$116	$61,681	$64,263	$1,002	$65,265
Operating income	$4,665	$(124)	$4,541	$3,650	$135	$3,785
Adjusted EBITDA	$8,298	$(114)	$8,184	$7,113	$202	$7,315

	Six Months Ended	Constant	Six Months Ended	Six Months Ended	Constant	Six Months Ended
	Ended	currency	June 30, 2025	Ended	currency	June 30, 2024
	June 30, 2025	impact	Adjusted	June 30, 2024	impact	Adjusted
Revenue	$121,148	$1,355	$122,503	$128,532	$1,733	$130,265
Operating income	$8,061	$(43)	$8,018	$1,280	$66	$1,346
Adjusted EBITDA	$15,693	$3	$15,696	$11,527	$227	$11,754